Exhibit 99.1

For Information Contact:

Media Contacts:

Havas Formula

freshdelmonte@havasformula.com

Claudia Pou

Vice President, Global Head of Corporate Communications

communications@freshdelmonte.com

Investor Relations Contact:

Christine Cannella

Vice President, Investor Relations

ccannella@freshdelmonte.com

FOR IMMEDIATE RELEASE

Fresh Del Monte Completes Acquisition of Select Del Monte® Foods Assets

Transaction reunites the Del Monte® brand and expands Fresh Del Monte’s prepared and packaged foods platform

CORAL GABLES, Fla. — March 19, 2026 — Fresh Del Monte Produce Inc. (NYSE: FDP) (“Fresh Del Monte” or the “Company”) today announced that it has completed the acquisition of select assets of California-based Del Monte Foods Corporation II Inc. and its affiliates for approximately $285 million. The transaction was approved by the United States Bankruptcy Court for the District of New Jersey following a court-supervised sale under Section 363 of the U.S. Bankruptcy Code and will be funded through a combination of cash on hand and availability under Fresh Del Monte’s revolving credit facility.

The transaction marks a historic milestone for both companies and the broader food industry, bringing the Del Monte® brand under a single owner for the first time in nearly four decades. By aligning fresh and shelf-stable products under a coordinated global strategy, Fresh Del Monte is positioned to unlock the full potential of one of the world’s most recognized food brands and lead the next chapter of the iconic brand. The Company expects the transaction to:

•	Strengthen brand consistency and identity across categories

•	Expand household penetration and consumer reach across more occasions and channels

•	Enhance operational efficiency, flexibility, and cost structure

•	Support sustainable long-term value creation

•	Accelerate innovation across both fresh and packaged platforms

•	Introduce new growth avenues through brand extensions and global licensing opportunities

“Reuniting the Del Monte® brand under one global leader is a truly significant moment for our company. Del Monte has been one of the most recognized names in food for more than 140 years,” said Mohammad Abu-Ghazaleh, Fresh Del Monte’s Chairman and Chief Executive Officer. “While the brand has operated across separate platforms for the past four decades, its heritage has always been rooted in bringing quality food to consumers around the world. Bringing these businesses together allows us to move forward with a unified strategy that strengthens the brand across fresh and packaged categories while creating new opportunities for growth, innovation, and global reach. In many ways, this moment reflects the enduring trust and global recognition the Del Monte® brand has earned over generations and marks the beginning of an exciting new chapter for the brand.”

Under the transaction, Fresh Del Monte will assume certain liabilities and acquire global ownership of the Del Monte® brand, subject to existing licensing arrangements. The Company will also acquire key prepared and packaged foods businesses, including the following brands:

Brands Included

•	Del Monte® and S&W® packaged vegetable brands

•	Del Monte® and Contadina® packaged tomato brands

•	Del Monte® packaged refrigerated fruit brand

Operational Footprint

The acquisition includes a diversified manufacturing and operating footprint across North America and key international markets, including:

•	Four select U.S. facilities in Texas, Illinois, Wisconsin, and Washington

•	Two manufacturing facilities in Mexico

•	One operation in Venezuela

•	Material customer and supplier contracts, ensuring continuity of service

•	Associated inventory, operating assets, and employees

Assets Not Included in the Transaction

•	Canned fruit and other ambient packaged fruit and fruit sauce products for the United States, Puerto Rico, and Mexico

•	The College Inn® and Kitchen Basics® broth and stock brands

•	Physical assets associated with those excluded businesses

Following the close of the transaction, Fresh Del Monte will house the newly acquired brands and businesses within a dedicated business unit to ensure stability and continuity for customers, retailers, suppliers, growers, and employees. The Company does not expect any immediate changes to products, packaging, or distribution. In the near term, Fresh Del Monte’s priority is maintaining seamless operations across the acquired businesses while taking a measured approach to integration and supporting the experienced teams who have built strong relationships with customers and partners. Additional detail on integration progress and financial expectations will be shared during the Company’s first quarter 2026 earnings call.

Rabobank served as exclusive financial advisor to Fresh Del Monte, with Greenberg Traurig and Dickinson Wright serving as legal advisors.

About Fresh Del Monte Produce Inc.

Fresh Del Monte Produce Inc. is a leading global producer, marketer, and distributor of high-quality fresh, fresh-cut, and prepared fruit and vegetables, with products sold in more than 90 countries worldwide. The company also operates a growing global platform across fresh, refrigerated, and shelf-stable food categories. Fresh Del Monte markets its products worldwide under the DEL MONTE® brand and other recognized brands, a symbol of quality, innovation, freshness, and reliability for more than 140 years. The company owns global rights to the Del Monte® brand, subject to certain existing licensing arrangements. Fresh Del Monte Produce Inc. is not affiliated with certain other Del Monte companies around the world, including Del Monte Asia Pte. Ltd. Fresh Del Monte is the first global marketer of fruits and vegetables to commit to the Science Based Targets initiative. The company has been recognized as one of America’s Most Trusted Companies by Newsweek and named a Humankind 100 Company by Humankind Investments. Fresh Del Monte Produce Inc. is traded on the New York Stock Exchange under the symbol FDP.

Forward-Looking Information

This press release contains certain forward-looking statements regarding the intent, beliefs or current expectations of the Company. These statements include statements that are preceded by, followed by or include the words “believes”, “expects”, “anticipates”, “may” or similar expressions with respect to various matters. Specifically, this press release contains forward-looking statements regarding the Company’s plans and expectations for future performance, including: the expected benefits of the Del Monte Foods acquisition; the Company’s ability to strengthen brand consistency, expand customer reach, enhance efficiency and build a stronger, more flexible platform focused on innovation and long-term value creation. It is important to note that these forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties and assumptions that may cause the Company’s actual plans and performance to differ materially from those in the forward-looking statements as a result of various factors, including: the occurrence of any event, change or other circumstances under which the anticipated benefits of the Transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, our inability to successfully execute on our integration strategy, the diversion of management’s attention from ongoing business operations and opportunities, operating costs and business disruption following the Transaction, exposure to potential litigation, our ability to service the additional indebtedness incurred as a result of the acquisition of Del Monte Foods, and challenges associated with the integration of Del Monte Foods’ products, technologies, and manufacturing processes with those of ours. In addition, these forward-looking statements and the information in this presentation and the earnings call are qualified in their entirety by cautionary statements and risk factor disclosures contained in the Company’s Securities and Exchange Commission filings, including the Company’s most recently filed Annual Report on Form 10-K. All forward-looking statements in this presentation are based on information available to us on the date hereof, and we assume no obligation to update such statements.

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